Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO GUARANTY AGREEMENT

This Fifth Amendment to Guaranty Agreement (this “Amendment”), effective as of March 31, 2026, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”), KREF Lending IV LLC, a Delaware limited liability company (“Seller”) and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Buyer and Seller, entered into that certain Master Repurchase and Securities Contract Agreement dated as of December 6, 2016 (as the same may be amended, modified and/or restated, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Guaranty Agreement, dated as of December 6, 2016, in favor of Buyer, as modified by that certain Sixth Omnibus Amendment dated as of June 29, 2021, by and among Buyer, Seller and Guarantor, as modified by that certain First Amendment to Guaranty Agreement, dated as December 31, 2018, by and between Buyer and Guarantor, as further modified by that certain Second Amendment to Guaranty, dated as of September 26, 2023, between Buyer and Guarantor, as further modified by that certain Third Amendment to Guaranty, dated as of September 20, 2024, between Buyer and Guarantor, and as further modified by that certain Fourth Amendment to Guaranty, dated as of March 6, 2025, between Buyer and Guarantor (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor and Buyer wish to modify certain terms and provisions of the Guaranty;

WHEREAS, Buyer, at the request of Seller, has agreed to provide a certain conditional waiver with respect to certain provisions of the Repurchase Agreement as set forth herein; and

NOW, THEREFORE, the parties hereto agree as follows:

1.           Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)          The provisions of Section 4.7(a)(i) of the Guaranty are hereby amended and restated in their entirety as follows:

“(i)         permit the ratio of (A) Interest Income (excluding deferred interest and the amortized portion of any upfront fees) for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (B) the Interest Expense for such period to be less than 1.30 to 1.00, as determined as soon as practicable after the end of such period, but in no event later than forty-five (45) days after the last day of such period;”

(b)          The provisions of Section 4.7(a)(ii) of the Guaranty are hereby amended and restated in their entirety as follows:

“(ii)     permit the Tangible Net Worth of Guarantor and its consolidated Subsidiaries at any time to be less than the sum of (x) $1,000,000,000 plus (y) 75% of the aggregate net cash proceeds of any equity issuances made and capital contributions received by REIT or Guarantor after March 31, 2026, less the cash consideration paid for any repurchase or redemption of equity interests after such date;”

(c)       The terms “Alternate Covenant Period” and “Financial Covenant Election”, in each case, as defined in Section 4.7(c) of the Guaranty are hereby deleted and, in each case, replaced with “[Reserved”].

2.            Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a)          Amendment. This Amendment, duly executed and delivered by Guarantor, Seller and Buyer.

(b)       Fees. Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.           Waiver.

(a)       Pursuant to Section 12(s) of the Repurchase Agreement, Seller has notified Buyer that it is entering into a More Favorable Agreement pursuant to that certain 10th Amendment (“Revolver Amendment”) to that certain Credit Agreement dated as of December 20, 2018 (as amended) by and among KREF Holdings X LLC, Morgan Stanley Senior Funding, Inc. as the administrative agent and the other parties thereto. Notwithstanding Buyer’s right to require an amendment to the Guaranty incorporating the more favorable liquidity covenant set forth in the Revolver Amendment (the “More Favorable Liquidity Covenant”), Seller has requested, and Buyer has agreed to, conditionally waive such right at this time; provided, however, if at any time any other repurchase facility buyer or other similar financing lender exercises a similar right with respect to the More Favorable Liquidity Covenant (or is deemed to automatically benefit, without waiver, from the More Favorable Liquidity Covenant pursuant to the terms of their respective transaction documents), Section 4.7(a)(iii) of the Guaranty shall be deemed to be automatically modified to such more restrictive terms and the limited waiver set forth herein shall be terminated and of no further force and effect.

(b)         Guarantor hereby represents that as of the date hereof, no repurchase facility buyer or other similar financing lender has the benefit of the More Favorable Liquidity Covenant and acknowledges that Buyer would not have agreed to the limited waiver set forth herein without such affirmative representation of Guarantor.

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(c)          This Amendment also confirms that Buyer has not, except to the extent set forth herein, waived, and Buyer expressly reserves, all of its claims, rights, powers, privileges and remedies under the Repurchase Agreement, the other Transaction Documents and applicable law. No oral representations or course of dealing on the part of Buyer or any of its officers, employees or agents, and no failure or delay by Buyer with respect to the exercise of any right, power, privilege or remedy under any of the Repurchase Agreement, the other Transaction Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

(d)         Any failure or delay by Buyer in exercising any right, power or remedy under the Repurchase Agreement or other Transaction Documents, at law and in equity, or any acceptance of partial performance or partial payment: (i) shall not operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy; and (ii) shall not be sufficient, by itself or together with any other action or inaction by Buyer, to establish a course of dealing or course of conduct by Buyer upon which Seller shall be entitled to rely.

4.           Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by electronic transmission shall be effective as delivery of a manually executed original counterpart thereof.

5.          Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

6.           Governing Law. The provisions of Section 6.3 of the Guaranty are incorporated herein by reference.

7.           Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

8.          References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A.,
a national banking association

By:	/s/ Anthony Preisano
Name:	Anthony Preisano
Title:	Managing Director

[KREF / Morgan Stanley - Signature Page to Fifth Amendment to Guaranty Agreement]

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.,
a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC.,
its general partner

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[KREF / Morgan Stanley - Signature Page to Fifth Amendment to Guaranty Agreement]

SELLER:

KREF LENDING IV LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[KREF / Morgan Stanley - Signature Page to Fifth Amendment to Guaranty Agreement]